Exhibit 4.2

PLEASE SEE RESTRICTIVE LEGEND ON REVERSE SIDE HEREOF.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

NUMBER Specimen			SHARES Specimen

LAWSON HOLDINGS, INC.

This Certifies that	Specimen		is the owner and
registered holder of	Specimen		Shares of
fully paid and nonassessable shares of Common Stock, $0.01 par value of
Lawson Holdings, Inc.

transferable only on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

IN WITNESS WHEREOF, the said corporation has caused this certificate to be signed by its duly authorized officers and to be sealed with the seal of the corporation

	this	day of	, .

	Secretary		President

ST. PAUL 101 A

NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

For Value Received	hereby sell, assign and transfer unto
Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said shares on the Books of the within named Corporation with full power of substitution in the premises.

Dated	, 20

IN PRESENCE OF